Exhibit 99.2

PO BOX 1006

EVANSVILLE, IN 47706

Ph 812-867-1433

Fax 812-867-1678

March 25, 2010

Mr. Craig Ducey

Mr. Chad Ducey

Mr. Brian Carmichael

Mr. Bruce Carmichael

e-Biofuels LLC

PO Box 113

Middletown, IN 47356

Re:	Amendment #1 to Stock Purchase Agreement:

Extension of Closing

Dear Gentlemen:

In connection with that certain Stock Purchase Agreement dated February 24, 2010 by and between e-biofuels, LLC, the e-biofuels Shareholders and Imperial Petroleum, Inc., this letter when executed by you will constitute an amendment to the terms of that Agreement as provided below:

1. Section 1.03 is hereby amended to change the Closing Date from March 31, 2010 to April 30, 2010.

2. All other terms of the Stock Purchase Agreement shall remain in full force and effect.

Please indicate your acceptance of the amendment to the Closing Date by signing in the space provided below and returning one executed copy.

Very Truly Yours,

Jeffrey T. Wilson

President

Agreed to and accepted this 25th day of March, 2010

e-biofuels, LLC

By:	/s/ Craig Ducey
Craig Ducey

By:	/s/ Craig Ducey
Craig Ducey

By:	/s/ Chad Ducey
Chad Ducey

By:	/s/ Brian Carmichael
Brian Carmichael

By:	/s/ Bruce Carmichael
Bruce Carmichael